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                                                                     EXHIBIT 3.4



                          CERTIFICATE OF INCORPORATION
                                       OF
                         AMERICAN BUILDING CONTROL, INC.
                                   AS AMENDED
                                       TO
                                DECEMBER 20, 2002

1.       The name of the Corporation is American Building Control, Inc.

2. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.       Capital Stock

A.       Common Stock.

                  The aggregate number of common shares which this Corporation shall have the authority to issue is Fifty Million (50,000,000) shares with a par value of One Cent ($0.01) each, which shares shall be designated "Common Stock".

B.       Preferred Stock.

                  The aggregate number of preferred shares which this Corporation shall have authority to issue is Two Million (2,000,000) shares with a par value of Five Dollars ($5.00) each, which shares shall be designated "Preferred Stock". Included in such number of shares of Preferred Stock are 195,351 shares which have been designated as "Series "A" 12% Cumulative Convertible Preferred Stock," the rights and preferences of which are set forth in full or referred to in paragraph H of this Article 4.

                  Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations (other than a designation containing the term "Series A") as shall be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Delaware as required by law.

                  Each series of Preferred Stock as shall be established by the Board of Directors

                  (a) may have such number of shares;

                  (b) may have such voting powers, full or limited, or may be without voting powers;

                  (c) may be subject to redemption at such time or times and at such prices;

                  (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such


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         times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                  (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

                  (f) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                  (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                  (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

                  (i) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof;

         all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock.

         C. Treasury Shares.

                  Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

         D. Dividends.

                  Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year applicable to each respective series, plus any required dividends accumulated from prior years.

         E. Distribution Upon Liquidation.


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                  Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of Preferred Stock until the required amount to be distributed to the Preferred Stock has been distributed, and the remainder pro rata to the holders of the Common Stock.

         F. Voting.

                  Each outstanding share of Common Stock shall be entitled to one vote. Cumulative voting shall not be allowed in the election of directors of the Corporation. Except as provided in paragraph H of this
         Article 4 with respect to Series A Cumulative Convertible Preferred Stock, shares of Preferred Stock shall not be entitled to any vote, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote, or except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock.

         G. Preemptive Rights.

                  Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

         H. Series A 12% Cumulative Convertible Preferred Stock.

                  One Hundred Ninety-five Thousand Three Hundred Fifty-one (195,351) shares of the Corporation's Preferred Stock shall be designated as "Series "A" 12% Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and shall have the rights and preferences set forth or referred to in this paragraph H. Certain other capitalized terms used in this paragraph H are defined in subparagraph 7 of this paragraph H.

                  1. Dividends.

                           (a) When and as declared by the Board of Directors of
                  the Corporation and to the extent permitted under the General Corporation Law of Delaware, the Corporation will pay preferential dividends to the holders of Series A Preferred Stock. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock will accrue cumulatively at the rate of $0.15 per fiscal quarter to and including the earlier of (i) the date on which the Redemption Price of such share is paid if such share is redeemed, or (ii) the date on which such share is converted or (iii) the date upon which any dissolution, liquidation or winding up of the Corporation is effected. Dividends will be payable on each March 31, June 30, September 30 and December 31. All dividends will accrue whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times a transfer of such share is made on the stock records maintained by or for the


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                  Corporation and regardless of the number of certificates which may be issued to evidence such share.

                           (b) To the extent not paid on each March 31, June 30,
                  September 30 and December 31, all dividends which have accrued on each share of Series A Preferred Stock then outstanding during the three-month period ending upon such date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid.

                           (c) If at any time the Corporation pays less than the
                  total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock so that an equal amount will be paid with respect to each outstanding share of Series A Preferred Stock.

                  2. Liquidation.

                           Upon any liquidation, dissolution or winding up of
                  the Corporation, the holders of Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the Corporation, an amount in cash equal to the sum of the aggregate Liquidation Value of all shares of Series A Preferred Stock outstanding, and the holders of Series A Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other Corporation or Corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph b.

                  3. Redemptions.

                           (a) Upon resolution of the Board of Directors, the
                  Corporation may redeem shares of Series A Preferred Stock. For each such share which may be redeemed, if any, the Corporation will be obligated to pay to the holder thereof the Redemption Price.

                           (b) In the event of redemption the Corporation will
                  mail, unless waived by the holders, written notice (the "Notice of Redemption") of each such redemption to each record holder not less than 10 days prior to the date on which such redemption is to be made. Upon mailing any Notice of Redemption, the Corporation will become obligated (i) to redeem from each holder the number of shares of Series A Preferred Stock, as stated in the Notice of Redemption, to be redeemed from such holder, and (ii) to send each record holder a cashier's or certified check in an amount equal to the Redemption Price of such number of shares of Series A Preferred Stock at least five business days prior to the date specified for redemption in the notice. Upon receipt of such check, the record holder of the shares of Series A Preferred Stock to be redeemed will become


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                  obligated to surrender the certificates representing such
                  number of shares on or before the date specified for redemption in the Notice of Redemption. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the record holder thereof in such holder's or such holder's nominee's name, without cost to such holder.

                           (c) No share of Series A Preferred Stock is entitled
                  to any dividends accruing after redemption. On redemption all rights of the holder of such share will cease, and such share will not be deemed to be outstanding.

                           (d) Any shares of Series A Preferred Stock which are
                  redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

                           (e) Neither the Corporation nor any Subsidiary will
                  redeem or otherwise acquire any Series A Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred Stock on the basis of the number of shares of such class owned by each such holder.

                  4. Conversion.

                           (a) Any holder of Series A Preferred Stock may
                  convert all or any of such shares held by such holder into shares of Common Stock at any time prior to redemption as referred to in subparagraph 3(a) of this paragraph 6, after receipt of Notice of Redemption. The number of shares of Common Stock which any such holder will receive in return for the shares converted by such holder will be 2.083.

                           (b) Each conversion of Series A Preferred Stock will
                  be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series A Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (c) As soon as possible after a conversion has been
                  effected, the Corporation will deliver to the converting holder:

                                    (i) a certificate or certificates
                           representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                                    (ii) payment in an amount equal to all
                           accrued dividends with respect to such shares of Series A Preferred Stock converted, which have not been paid prior thereto; and

                                    (iii) a certificate representing any shares
                           of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.


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                           (d) If for any reason the Corporation is unable to
                  pay any accrued dividends on the Series A Preferred Stock being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment and such obligation will be evidenced by the Corporation's promissory note payable to such holder and bearing interest at the prime rate of interest at the United Bank of Denver, N.A., or a successor thereto, as in effect during the time such note is outstanding.

                           (e) The issuance of certificates for shares of Common
                  Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

                           (f) The Corporation will not close its books against
                  the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

                           (g) The Conversion Price for the Common Stock will be
                  $2.40 per share of Common Stock and will not be subject to adjustment except as otherwise specifically set forth herein.

                           (h) Prior to the consummation of any Organic Change,
                  the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series A Preferred Stock immediately prior to such Organic Change. In any such case appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) will be made to insure that the provisions of this subparagraph 4 will thereafter be applicable to Series A Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor Corporation or purchasing Corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series A Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                           (i) If the Corporation subdivides (by any stock
                  split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater


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                  number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (j) The Corporation will send written notice to all
                  holders of Series A Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Corporation will also give to the holders of shares of Series A Preferred Stock at least 30 days prior written notice of the date on which any Organic Change, dissolution or liquidation will take place.

                  5. Voting Rights.

                           Holders of shares of Series A Preferred Stock will be
                  entitled to vote on all matters which are or may be submitted to a vote of shareholders of the Corporation permitted under the laws of the State of Delaware. Each share, until redeemed or converted, shall have voting rights equal to 16.667 shares of Common Stock. Holders of the shares of Series A Preferred Stock shall further have the same rights accorded to holders of Common Stock on all matters relating to the voting of such Common Stock provided by the laws of the State of Delaware.

                  6. Purchase Rights.

                           If at any time the Corporation grants, issues or
                  sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of Purchase Rights.

                  7. Definitions.

                           "Conversion Price" means $2.40, subject to adjustment
                  as provided in subparagraph 4(i) of this paragraph H.

                           "Liquidation Value" of any share of Series A
                  Preferred Stock as of any particular date will be equal to $5.00 plus any unpaid dividends on such share of Series A Preferred Stock; and, in the event of any liquidation, dissolution or winding up of the Corporation or the redemption of such share of Series A Preferred Stock, unpaid dividends on such share of Series A Preferred Stock, regardless of whether they have become payable, will be added to the Liquidation Value of such share of Series A Preferred Stock, on the payment date in any liquidation, dissolution or winding up, or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.


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                           "Organic Change" means any capital reorganization,
                  reclassification, consolidation, merger or any sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                           "Redemption Date" as to any share of Series A
                  Preferred Stock means the date specified in the Notice of any Redemption provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on or before such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price is fully paid. If, however, the full Redemption Price is not paid on the Redemption Date solely because a holder has not surrendered his certificate(s) at the Corporation's principal office as provided in subparagraph 3(b) of this paragraph H, then as to such holder the date specified herein for the scheduled redemption shall be the Redemption Date.

                           "Person" means an individual, a partnership, a joint
                  venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                           "Redemption Price" means an amount equal to the
                  Liquidation Value.

                           "Subsidiary" means any corporation of which shares of
                  stock having at least a majority of the ordinary voting power in electing the board of directors, is, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

                  8. Miscellaneous

                           (a) The Corporation will keep at its principal office
                  a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

                           (b) Upon receipt of evidence and an agreement to
                  indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares of Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.


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                           (c) Amendments, modifications or waivers of any of
                  the terms hereof will be binding and effective if the prior written consent of holders of at least 75% of the Series A Preferred Stock outstanding at the time such action is taken is obtained; provided that no such action will change (i) the rate of or the manner in which dividends on the Series A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred Stock, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained, (ii) except asset forth in subparagraph 4(i) of this paragraph 8, the Conversion Price of the Series A Preferred Stock or the number of shares or class of stock into which the Series A Preferred Stock is convertible, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained or (iii) the percentage required to approve any change described in clauses (i) and (ii) above, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained; and provided further that no such change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock.

                           (d) All notices referred to herein, except as
                  otherwise expressly provided, will be hand delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so hand delivered or mailed.

                           (e) The Board of Directors shall not have any
                  authority to increase the number of authorized shares of Series A Preferred Stock.

                           (f) Except as expressly authorized in this paragraph
                  H, the shares of Series A Preferred Stock, and the holders thereof, shall be subject to the provisions of paragraphs C, D, E, F, and G of this Article 4.

5.       The name and mailing address of the incorporator is:

                           Timothy K. Skipworth
                           Gardere & Wynne, L.L.P.
                           Suite 3000
                           1601 Elm Street
                           Dallas, Texas 75201

6. The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be five (5). The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

                  Name                               Address
                  ----                               -------
         George K. Broady        1220 Champion Circle, Suite 100
                                 Carrollton, Texas 75006

         William C. Lee          1220 Champion Circle, Suite 100
                                 Carrollton, Texas 75006

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


         Charles C. Neal         1220 Champion Circle, Suite 100
                                 Carrollton, Texas 75006

         James D. Pritchett      1220 Champion Circle, Suite 100
                                 Carrollton, Texas 75006

         Robert F. Sexton        1220 Champion Circle, Suite 100
                                 Carrollton, Texas 75006

7.       Indemnification

         A. Actions Other Than by or in the Right of the Corporation.

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative(other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all of such persons being hereafter referred to in this Article as a "Corporate Functionary"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         B. Actions by or in the Right of the Corporation.

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses(including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         C. Determination of Right to Indemnification.

                  Any indemnification under paragraphs A or B of this Article 7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that


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         indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A or B of this Article 7. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the shareholders.

         D. Right to Indemnification.

                  Notwithstanding the other provisions of this Article 7, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A or B of this Article 7 (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         E. Prepaid Expenses.

                  Expenses incurred by a Corporate Functionary in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suitor proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article 7.

         F. Right to Indemnification upon Application; Procedure upon
            Application.

                  Any indemnification of a Corporate Functionary under paragraphs B, C or D, or any advance of expenses under paragraph E, of this Article 7 shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under paragraphs B, C, or D of this
         Article 7, a determination is reasonably and promptly made by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, that such Corporate Functionary acted in a manner set forth in such paragraphs as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If there are no such directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such paragraphs as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article 7 shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         G. Other Rights and Remedies.

                  The indemnification and advancement of expenses provided by or granted pursuant to this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification and/or advancement of expenses may be entitled under any other provision of this Certificate of Incorporation, or any agreement, vote of shareholders or disinterested directors,


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


         or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Certificate of Incorporation or relevant provisions of the General Corporation Law of Delaware and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

         H. Insurance.

                  Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 7 or the General Corporation Law of Delaware.

         I. Mergers.

                  For purposes of this Article 7, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         J. Savings Provision.

                  If this Article 7 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated.


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8.       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

9. A director of the Corporation shall not, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, be liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty to the Corporation or its shareholders.

10. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

                  (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                  (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                  (c) The contract or transaction is fair and reasonable to the Corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

11. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.



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